As filed with the Securities and Exchange Commission on March 13, 2007
Registration No. 333-83835

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

FPIC INSURANCE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Florida	59-3359111
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
225 Water Street, Suite 1400 Jacksonville, Florida 32202 (904) 354-2482 (Address, including zip code, and telephone number, including area code, of Registrant’s principal offices)

John R. Byers
FPIC Insurance Group, Inc.
225 Water Street, Suite 1400
Jacksonville, Florida 32202
(904) 354-2482
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copy to: T. Malcolm Graham, Esq. FPIC Insurance Group, Inc. 225 Water Street, Suite 1400 Jacksonville, Florida 32202 (904) 354-2482

Approximate date of commencement of proposed sale to the public:  Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    □

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    □

DEREGISTRATION OF SECURITIES

On July 27, 1999, FPIC Insurance Group, Inc. (the “Company”) filed its Registration Statement on Form S-3 (File No. 333-83835) (the “Registration Statement”) covering 263,816 shares of the Company’s Common Stock to be sold by the APAA Liquidating Trust, the selling shareholder.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company respectfully requests that the Commission remove from registration all of the shares of the Company’s Common Stock that remain unsold under the Registration Statement. The Company is requesting the removal from registration of these shares as its obligation to maintain the effectiveness of the Registration Statement pursuant to the Stock Restriction and Registration Rights Agreement between the Company and the APAA Liquidating Trust has expired.

Accordingly, the Company hereby deregisters all of the shares of the Company’s Common Stock registered pursuant to the Registration Statement remaining unsold thereunder.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on March 12, 2007.

FPIC INSURANCE GROUP, INC.

By:	/s/ John R. Byers
John R. Byers
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

(Signature)	(Title)	(Date)
/s/ John R. Byers John R. Byers	President, Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2007

/s/ Charles Divita, III Charles Divita, III	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2007

/s/ Robert O. Baratta, M.D. Robert O. Baratta, M.D.	Chairman of the Board	March 12, 2007

/s/ Kenneth M. Kirschner Kenneth M. Kirschner	Vice Chairman of the Board	March 12, 2007

/s/ John K. Anderson, Jr. John K. Anderson, Jr.	Director	March 12, 2007

/s/ Richard J. Bagby, M.D. Richard J. Bagby, M.D.	Director	March 12, 2007

/s/ M. C. Harden, III M. C. Harden, III	Director	March 12, 2007

/s/ Terence P. McCoy, M.D. Terence P. McCoy, M.D.	Director	March 12, 2007

/s/ John G. Rich John G. Rich	Director	March 12, 2007

/s/ Joan D. Ruffier Joan D. Ruffier	Director	March 12, 2007

/s/ Guy T. Selander, M.D. Guy T. Selander, M.D.	Director	March 12, 2007

/s/ David M. Shapiro, M.D. David M. Shapiro, M.D.	Director	March 12, 2007